SCHEDULE II
                     INFORMATION WITH RESPECT TO
        TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
          SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)

COMMON STOCK-RBW CORP
 MARIO J. GABELLI
                3/31/95           17,000-            8.2900

 THE GABELLI PERFORMANCE PARTNERSHIP
                3/31/95           10,000-            8.2900

 GIL II, LTD.
                3/31/95           12,500-            8.2900

 GABELLI FUNDS, INC.
  THE GABELLI SMALL CAP GROWTH FUND
               3/31/95          150,000-            8.2900

  THE GABELLI EQUITY TRUST,INC.
              3/31/95           80,000-            8.2900

  THE GABELLI ASSET FUND
              3/31/95           60,000-            8.2900

 GAMCO INVESTORS, INC.
              3/31/95          601,500-            8.2900
              3/29/95            4,000-            8.0000
              3/28/95            5,000-            8.0000
              3/22/95            5,000-            8.3750
              3/17/95            8,000             8.6250
              3/16/95            1,100             8.6250
              3/15/95            5,900             8.6250
              3/14/95            7,000-             *DO
              3/13/95            5,000             8.6250
              3/13/95           17,300-            8.6250







(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.

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